Consent of Independent Certified Public Accountants

   We have issued our report dated April 25, 2003 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust Multi-Series 174 as of February 28, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                          Grant Thornton LLP

Chicago, Illinois
June 24, 2003